EXHIBIT 99.1

PriceSmart Announces Fourth Quarter and Fiscal Year 2004 Results

SAN DIEGO, CA (November 18, 2004) – PriceSmart, Inc. (NASDAQ: PSMT), (www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year ended August 31, 2004.

For the fourth quarter of fiscal year 2004, total revenues increased 2.4% to $150.2 million from $146.6 million in the fourth quarter of fiscal year 2003. The Company’s operating loss was $4.9 million compared to an operating loss of $25.7 million last year. Fourth quarter net loss attributable to common stockholders was $14.4 million, or $(1.96) per diluted share, compared to a loss of $26.0 million, or $(3.78) per diluted share, in the prior year.

The fiscal 2004 fourth quarter net loss includes $5.7 million of costs associated with previously closed warehouse clubs, asset impairment charges relating to certain long-lived assets, uncertainty concerning the ultimate recoverability of a prepaid asset in the Philippines and a non-cash write-down of the Company’s investment in its Mexico joint venture. The fiscal 2003 fourth quarter net loss included $11.7 million in closing costs and asset impairment charges. Also, as previously disclosed, the Company recognized a $1.7 million tax expense in the fourth quarter of fiscal 2004 related to a potential incremental tax liability in one of its wholly owned subsidiaries.

For fiscal year 2004, total revenues decreased 7.7% to $609.7 million from $660.7 million in fiscal year 2003. The Company’s operating loss was $16.2 million compared to a loss of $23.6 million last year. Net loss attributable to common stockholders was $33.3 million, or $(4.57) per diluted share, compared to a loss of $32.1 million, or $(4.67) per diluted share, in fiscal 2003. Asset impairment and closure costs for fiscal year 2004 were $9.8 million including the Mexico investment write-down.

“Obviously, we are disappointed with the results for the fiscal year 2004,” stated Robert Price, Chairman and Interim Chief Executive Officer. “As we enter fiscal year 2005, I am encouraged by a number of things, including the hiring of our excellent new President, Jose Luis Laparte; the improvement of the Company’s balance sheet as a result of the Company’s Financial Program which will be completed with the Rights Offering, which is expected to begin in December 2004; and positive sales trends for most of our locations. We also recently announced plans to open a fourth Costa Rica location in San Jose. We look forward to significant progress in fiscal 2005.”

Conference Call

Management will provide additional details about the fourth quarter and recent developments, and will answer questions sent in advance during an audio presentation that will be available beginning at 8:00 a.m. ET on Tuesday, November 30, 2004. Questions for management should be e-mailed to EHernandez@pricesmart.com, or faxed to 858-404-8848 by Wednesday November 24, 2004 at 5:00pm ET. Interested parties may listen to the presentation by visiting the Investor Relations section of the Company’s website at www.pricesmart.com.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America, the Caribbean, and the Philippines, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 12 countries and one U.S. territory (four each in Panama and the Philippines; three in Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). PriceSmart also licenses 11 warehouses in China and one in Saipan, Micronesia and has an additional three warehouse clubs in Mexico as part of a 50/50 joint venture with Grupo Gigante, S.A. de C.V.

This press release may contain forward-looking statements that are subject to risks and uncertainties that might cause actual results to differ materially from those foreseen. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and “would.” Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to: we had a substantial loss in fiscal 2003 and in fiscal 2004 and may continue to incur losses in future periods; if we fail to comply with financial covenants governing our outstanding indebtedness the lenders may seek to accelerate the indebtedness and foreclose on collateral securing the indebtedness; our financial performance is dependent on international operations; any failure by us to manage our widely dispersed operations could adversely affect our business; although we have taken steps to significantly improve our internal controls, there may be material weaknesses or significant deficiencies that we have not yet identified; we are currently defending litigation relating to our financial restatement; we face significant competition; we may encounter difficulties in the shipment of and inherent risks in the importation of merchandise to our warehouse clubs; the success of our business requires effective assistance from local business people; we are exposed to weather and other risks associated with international operations; declines in the economies of the countries in which we operate our warehouse clubs would harm our business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm our business; we are subject to volatility in foreign currency exchange; we face the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and we face increased costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on July 15, 2004. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. Certain prior period amounts have been reclassified to conform to current period presentation.

For further information, please contact Robert E. Price, Interim Chief Executive Officer at (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer at (858) 404-8826.

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PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2004	2003	2004	2003
Revenues:
Sales:
Net warehouse	$146,846	$142,223	$594,225	$638,485
Export	74	1,085	1,052	7,039
Membership income	2,256	2,045	8,768	8,335
Other income	984	1,246	5,655	6,838

Total revenues	150,160	146,599	609,700	660,697

Operating expenses:
Cost of goods sold:
Net warehouse	125,697	129,985	512,691	558,982
Export	92	1,058	1,090	6,749
Selling, general and administrative:
Warehouse operations	21,274	22,775	81,752	82,136
General and administrative	6,588	5,941	23,098	22,283
Preopening expenses	96	853	584	2,366
Asset impairment and closure costs	1,298	11,736	6,714	11,736

Total expenses	155,045	172,348	625,929	684,252

Operating loss	(4,885)	(25,749)	(16,229)	(23,555)

Other income (expense):
Interest income	539	682	2,388	2,917
Interest expense	(2,663)	(2,846)	(11,061)	(11,386)
Other income (expense)	31	(346)	(86)	(328)
Income from related party	—	—	500	—

Total other income (expense)	(2,093)	(2,510)	(8,259)	(8,797)

Loss before provision for income taxes, losses (including impairment charge) of unconsolidated affiliate and minority interest	(6,978)	(28,259)	(24,488)	(32,352)
Provision for income taxes	(3,064)	(969)	(4,244)	(183)
Losses (including impairment charge of $3.1 million in 2004) of unconsolidated affiliate	(3,482)	(649)	(4,828)	(2,967)
Minority interest	(32)	4,564	3,578	5,276

Net loss	(13,556)	(25,313)	(29,982)	(30,226)
Preferred dividends	(840)	(654)	(3,360)	(1,854)

Net loss attributable to common stockholders	$(14,396)	$(25,967)	$(33,342)	$(32,080)

Loss per share – common stockholders:
Basic	$(1.96)	$(3.78)	$(4.57)	$(4.67)
Diluted	$(1.96)	$(3.78)	$(4.57)	$(4.67)

Shares used in per share computation:
Basic	7,356	6,872	7,290	6,865
Diluted	7,356	6,872	7,290	6,865

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	August 31,
	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$34,410	$11,239
Short-term restricted cash	7,255	7,180
Receivables, net of allowance for doubtful accounts of $1,550 and $698 in 2004 and 2003, respectively	2,196	5,970
Merchandise inventories	62,820	73,668
Prepaid expenses and other current assets	10,185	8,004
Income tax receivable	—	1,331

Total current assets	116,866	107,392

Long-term restricted cash	28,422	32,129
Property and equipment, net	173,420	186,027
Goodwill, net	23,071	23,071
Deferred tax asset	16,009	16,678
Other assets	7,650	8,579
Long-term receivables from unconsolidated affiliate	1,316	1,086
Investment in unconsolidated affiliate	9,254	16,996

Total Assets	$376,008	$391,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$13,412	$20,783
Accounts payable	56,148	68,504
Accounts payable to and advances received from related party	20,273	—
Accrued salaries and benefits	4,496	3,556
Deferred membership income	4,173	4,080
Income taxes payable	747	—
Deferred tax liability	592	176
Other accrued expenses	15,972	9,142
Long-term debt, current portion	16,503	14,426

Total current liabilities	132,316	120,667
Deferred rent	1,260	968
Accrued closure costs	3,932	3,128
Long-term debt, net of current portion	107,138	99,616

Total liabilities	244,646	224,379

Minority interest	3,483	8,160
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $.0001 par value (stated at cost), 2,000,000 shares authorized; Series A convertible preferred stock–20,000 shares designated, 20,000 shares issued and outstanding in 2004 and 2003, respectively (liquidation preference of $21,867 in 2004 and $20,267 in 2003)	19,914	19,914
Series B convertible preferred stock–30,000 shares designated, 22,000 shares issued and outstanding in 2004 (liquidation preference of $24,014 in 2004 and $22,254 in 2003)	21,975	21,983
Common stock, $.0001 par value, 15,000,000 shares authorized; 7,775,655 and 7,285,563 shares issued and outstanding in 2004 and 2003, respectively	1	1
Additional paid-in capital	170,255	164,120
Tax benefit from exercise of stock options	3,379	3,379
Notes receivable from stockholders	(33)	(685)
Deferred compensation	(1,932)	(1,314)
Accumulated other comprehensive loss	(18,314)	(14,022)
Accumulated deficit	(57,902)	(24,560)
Less: treasury stock at cost; 435,845 and 413,650 shares in 2004 and 2003, respectively	(9,464)	(9,397)

Total stockholders’ equity	127,879	159,419

Total Liabilities and Stockholders’ Equity	$376,008	$391,958